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                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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[ ]  Definitive Proxy Statement
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[ ]  Soliciting Material Pursuant to Rule 14a-12

                                 LUBY'S, INC.
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                (Name of Registrant as Specified In Its Charter)

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Luby's, Inc.

2211 Northeast Loop 410
San Antonio, Texas 78217-4673
210/654-9000
                                                                   [LUBY'S LOGO]
Mailing Address:
P.O. Box 33069
San Antonio, Texas 78265-3069

January 4, 2001


Dear Fellow Shareholders:

Your vote is very important! Three insurgents are trying to place themselves on your Board even though they have no industry experience and little investment in Luby's. We do not believe that it is in the best interest of the Company or its shareholders to vote in favor of the insurgents' nominees or the proposals they support.

We ask you to support your Board and management by marking and returning the enclosed WHITE proxy card today to vote for the Company's nominees and against the proposals supported by the insurgents.

If you have already completed a WHITE proxy card and returned it supporting management, we thank you for your support and your confidence in us. If you have already voted for the insurgents' nominees, you may change your mind and support your Board's nominees by signing and mailing the enclosed WHITE proxy card. Only your latest dated proxy card will count in the final tally.

                 YOUR BOARD IS ACTIVELY IMPLEMENTING INITIATIVES
                    DESIGNED TO RETURN THE COMPANY TO SUCCESS

The Board recognizes that the past few years have not been easy for the Company's shareholders. The Company's core problem has been declining same-store sales, the same problem that other cafeteria chains are facing. Our segment of the restaurant industry is squeezed between the quick-service restaurants on one side and the casual-dining restaurants on the other. Our challenge is to build new customers from these two segments while not alienating our regular customers.

Although our intentions were good, in retrospect, the hiring of Barry Parker and the strategy put in place during his tenure did not reverse the trend of declining same-store sales. This, together with the more competitive restaurant environment, has hurt the value of the investment of our shareholders. After an appropriate time, the Board took the initiative to determine why sales and unit performance were not responding to the strategy then under way. Following a survey of field management, the Board concluded that a change in direction was necessary. In September, the Board accepted Barry Parker's resignation as CEO and began implementation of a series of initiatives to rebuild the Company and improve shareholder value. These initiatives, many of which I have discussed in previous correspondence, are all directed at improving unit performance by eliminating conditions negatively impacting morale and building sales through better execution and more effective marketing.

                       THE BOARD'S INITIATIVES ARE WORKING

Our search for a new CEO is actively under way; however, we are not standing still. We are making the tough decisions necessary to turn around the Company's performance. The Board and management have continued their focus on the task at hand - arresting the Company's declining same-store sales and

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improving morale. While we cannot fully assess the impact of the initiatives yet, I can report that morale has significantly improved and sales trends have improved.

We believe that it is a testament to the direction currently being taken that Harris and Chris Pappas, two individuals with extensive, successful restaurant experience, have acquired 6% of Luby's stock and are talking with management about the possibility of their taking an active role in the Company's management and operations and also taking an additional equity interest in the Company directly from the Company or otherwise investing in the Company.

             THE BOARD'S NOMINEES ARE THE BEST QUALIFIED FOR THE JOB

We believe you should vote for management's nominees because they are the best qualified for the job at hand. Our nominees are well respected, capable executives who know Luby's well and have experience dealing with difficult situations. In contrast, the committee's nominees have absolutely no public company board experience and no experience in the restaurant industry or with Luby's. Now is not the time to introduce inexperienced directors.

We do not believe you should support the insurgent nominees and neither does Institutional Shareholder Services (ISS), a leading independent provider of proxy research. After evaluating both the Board's nominees and those of the dissidents and after reviewing the action of Luby's Board in recent months, ISS has recommended that its subscribing institutions vote to elect all three of the Board's nominees. ISS said that it does not believe that the dissident slate of directors warrants shareholder support.

The annual meeting is Friday, January 12. Please vote your WHITE proxy today!

I hope that you will help us to return health to a fine company with significant potential by joining the Board in supporting its nominees and defeating the proposals the insurgents support. Your continued interest and participation in the affairs of the Company are most appreciated.


On behalf of the Board of Directors,

/s/ DAVID B. DAVISS

David B. Daviss
Chairman of the Board and
Acting Chief Executive Officer


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                                    IMPORTANT

o Please sign, date, and return the enclosed WHITE proxy card today. Please vote for the Board's nominees to the Board, for the appointment of the auditors, and against the other proposals.

o DO NOT sign any proxy card that you may receive from the Committee of Concerned Luby's Shareholders, even as a protest vote. If you return their proxy card, even as a vote against their nominees, it may revoke your previous vote for our nominees. Only the latest dated proxy card counts.


If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. toll free at (800) 322-2885.

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